Exhibit 99.2

TOWER BANCORP INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	NINE	NINE
	MONTHS	MONTHS
	09-30-06	09-30-05
INTEREST INCOME
INTEREST AND FEES ON LOANS	$15,387,794	$10,240,955
INTEREST ON INVESTMENT SECURITIES	2,308,485	1,718,119
INTEREST ON FED FUNDS SOLD	305,469	97,361

	$18,001,748	$12,056,435
INTEREST EXPENSE
INTEREST ON DEPOSITS	4,835,801	2,418,476
INTEREST ON OTHER BORROWED MONEY	1,858,368	1,304,202

	$6,694,169	$3,722,678

NET INTEREST INCOME	$11,307,579	$8,333,757
PROVISION FOR LOAN LOSSES	230,000	210,000

NET INTEREST INCOME AFTER PROVISION	$11,077,579	$8,123,757

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	$2,014,124	$1,478,384
OTHER OPERATING INCOME	298,474	239,783
INVESTMENT SECURITIES GAINS (LOSSES)	2,756,985	1,574,162

	$5,069,583	$3,292,329

OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS	$5,029,048	$3,307,607
OCCUPANCY EXPENSE	609,245	415,283
FURNITURE AND FIXTURE EXPENSE	1,463,296	982,287
OTHER OPERATING EXPENSES	2,743,221	1,772,404

	$9,844,810	$6,477,581

INCOME BEFORE TAXES	$6,302,352	$4,938,505
APPLICABLE INCOME TAXES	1,802,434	1,345,256

NET INCOME	$4,499,918	$3,593,249

NET INCOME PER SHARE:	$2.23	$2.08

NUMBER OF SHARES OUTSTANDING	2,368,051	1,727,782